EXHIBIT 3.27(a)

Document must be filed electronically. Paper documents are not accepted. Fees & forms are subject to change. For more information or to print copies of filed documents, visit www.sos.state.co.us.	Colorado Secretary of State Date and Time: 03/01/2017 11:15 AM ID Number: 20171174663 Document number: 20171174663 Amount Paid: $50.00
ABOVE SPACE FOR OFFICE USE ONLY

Articles of Organization
filed pursuant to § 7-80-203 and § 7-80-204 of the Colorado Revised Statutes (C.R.S.)

1. The domestic entity name of the limited liability company is
Cheyenne Data Center L.L.C.

(The name of a limited liability company must contain the term or abbreviation “limited liability company”, “ltd. liability company”, “limited liability co.”, “ltd. liability co.”, “limited”, “l.l.c.”, “llc”, or “ltd.”. See §7-90-601, C.R.S.)

(Caution: The use of certain terms or abbreviations are restricted by law. Read instructions for more information.)
The principal office address of the limited liability company’s initial principal office is
Street address	100 Inverness Terrace East
(Street number and name)
Englewood	CO	80112
(City)	(State)	(Zip/Postal Code)
United States
(Province – if applicable)	(Country – if not US)
Mailing address (leave blank if same as street address)
(Street number and name or Post Office Box information)

(City)	(State)	(Zip/Postal Code)

(Province – if applicable)	(Country)
3. The registered agent name and registered agent address of the limited liability company’s initial registered agent are
Name (if an individual)
(Last)	(First)	(Middle)	(Suffix)
OR
(if an entity)	Corporation Service Company
(Caution: Do not provide both an individual and an entity name.)
Street address	1560 Broadway, Suite 2090
(Street number and name or Post Office Box information)
Denver	CO	80202
(City)	(State)	(Zip Code)
(The following statement is adopted by marking the box.) ☒ The person appointed as registered agent has consented to being so appointed.
4. The true name and mailing address of the person forming the limited liability company are
Name (if an individual)
(Last)	(First)	(Middle)	(Suffix)
OR

(if an entity)	Hughes Satellite Systems Corporation
(Caution: Do not provide both an individual and an entity name.)
Mailing address	11717 Exploration Lane
(Street number and name or Post Office Box information)
Germantown	MD	20876
(City)	(State)	(Zip/Postal Code)
United States
(Province – if applicable)	(Country)
(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ The limited liability company has one or more additional persons forming the limited liability company and the name and mailing address of each such person are stated in an attachment.

5. The management of the limited liability company is vested in (Mark the applicable box.) ☐ one or more managers. OR ☒ the members.
6. (The following statement is adopted by marking the box.) ☒ There is at least one member of the limited liability company.
7. (If the following statement applies, adopt the statement by marking the box and include an attachment.) ☐ This document contains additional information as provided by law.
8. (Caution: Leave blank (f the document does not have a delayed effective date. Starting a delayed effective date has significant legal consequences. Read instructions before entering a date.)
(If the following statement applies, adopt the statement by entering a date and, if applicable, time using the required format.)
The delayed effective date and, if applicable, time of this document is/are
(mm/dd/yyyy hour:minute am/pm)
Notice:

Causing this document to be delivered to the Secretary of State for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual’s act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.
This perjury notice applies to each individual who causes this document to be delivered to the Secretary of State, whether or not such individual is named in the document as one who has caused it to be delivered.

9. The true name and mailing address of the individual causing the document to be delivered for filing are
Yost	Jeanne
(Last)	(First)	(Middle)	(Suffix)
11717 Exploration Lane
(Street name and number or Post Office Box information)
Germantown	MD	20876
(City)	(State)	(Zip/Postal Code)
United States
(Province – if applicable)	(Country)
(If the following statement applies, adopt the statement by marking the box and include an attachment.)
☐ This document contains the true name and mailing address of one or more additional individuals causing the document to be delivered for filing.

Disclaimer:

This form/cover sheet, and any related instructions, are not intended to provide legal, business or tax advice, and are furnished without representation or warranty. While this form/cover sheet is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form/cover sheet. Questions should be addressed to the user’s legal, business or tax advisor(s).

ARTICLES OF ORGANIZATION
OF
CHEYENNE DATA CENTER L.L.C.
I, the undersigned natural person of the age of eighteen years or more, acting as organizer of a limited liability company under the Colorado Limited Liability Company Act, as amended, adopt the following Articles of Organization (the “Articles of Organization”) for such limited liability company:

ARTICLE I
The name of the limited liability company is Cheyenne Data Center L.L.C. (the “Company”).

ARTICLE II
The principal place of business of the Company is 100 Inverness Terrace East, Englewood, Colorado 80112.

ARTICLE III
The street address of the initial registered office of the Company is 100 Inverness Terrace East, Englewood, Colorado 80112.
The mailing address of the initial registered office of the Company is 1560 Broadway, Suite 2090, Denver, Colorado 80202. The name of the proposed initial registered agent of the Company in Colorado at the address is Corporation Service Company.

ARTICLE IV
The purpose for which the Company is organized and its powers are as follows:

1.	To engage in the transaction of all business or pursue any other lawful purpose or purposes for which a limited liability company may be organized under Colorado law.

2.
To have, enjoy, and exercise all of the rights, powers and privileges conferred upon limited liability companies organized pursuant to Colorado law, whether now or hereafter in effect, and whether or not herein specifically mentioned.

The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the transaction of other business, the pursuit of other purposes, or the exercise of other and further rights and power that may now or hereafter be permitted to provide by law.

ARTICLE V
The management of the company is initially vested in its sole member.

ARTICLE VI
The name and the business address of the initial member is: Hughes Satellite Systems Corporation
100 Inverness Terrace East
Englewood, Colorado 80112

ARTICLE VII
The Company shall have perpetual existence.

ARTICLE VIII
The Company shall indemnify, to the fullest extent permitted by applicable law in effect from time to time, any person, and the estate and personal representative of any such person, against all liability and expense (including attorneys’ fees) incurred by reason of the fact that such person is or was a manager, officer, employee or fiduciary of the Company or, while serving as manager, officer, employee, or fiduciary of the Company, such person is or was serving at the request of the Company as manager, director, officer, partner, trustee, employee, fiduciary or agent of, or in any similar managerial or fiduciary position of, another domestic or foreign entity or other individual or entity or of an employee benefit plan. The Company shall also indemnify any person, and the estate and personal representative of any such person, who is serving or has served the Company as manager, officer, employee, fiduciary, or agent, to the extent and in the manner provided in any article of organization, resolution of any of the Company’s members, contract or otherwise, so long as such provision is legally permissible.

IN WITNESS WHEREOF, the undersigned has signed and acknowledged the Articles of Organization this    1st     day of March, 2017.

Hughes Satellite Systems Corporation Organizer

By:	/s/ Dean A. Manson
Name: Dean A. Manson Title: Executive Vice President, General Counsel, and Secretary

The (a) name or names, and (b) mailing address or addresses, of any one or more of the individuals who cause this document to be delivered for filing, and to whom the Secretary of State may deliver notice of filing of this document if refused, are: Jeanne Yost, Hughes Satellite Systems Corporation, 11717 Exploration Lane, Germantown. Maryland 20876.